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                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                       FORM 8-K
                                    CURRENT REPORT



Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934.



Date of Report (Date of earliest event reported):      February 17, 1997
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                               HICKORY TECH CORPORATION
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                (Exact name of registrant as specified in its charter)



         Minnesota                  0-13721                 41-1524393
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(State or other jurisdiction      (Commission              (IRS Employer
    of incorporation)             File Number)           Identification No.)




221 East Hickory Street, P.O. Box 3248, Mankato, MN                   56002-3248
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(Address of principal executive offices)                              (Zip code)




Registrant's telephone number including area code            (800) 326-5789
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    ITEM 5.   OTHER EVENTS

    On January 29, 1997, the Board of Directors of the Registrant adopted a new share repurchase program authorizing the Registrant to repurchase up to 500,000 additional shares, which represents 10.8% of its outstanding common stock. This new repurchase program follows the repurchase program which the Registrant announced on April 8, 1996. Due to the successful completion of the initial repurchase program in February 1997, the Registrant will begin the new repurchase program effective February 17,1997. The purchases may be executed through open market purchases, block purchases and privately negotiated transactions. The program to repurchase the shares may be discontinued and recommenced at any time at the discretion of the Board of Directors. The Registrant has a strong balance sheet and the Board of Directors believes the shares are undervalued compared to the performance of the Registrant. There is no stated termination date for the program.

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                                      SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    Date:      February 17, 1997
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                                            HICKORY TECH CORPORATION
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                                  __________________________________


                                  Robert D. Alton, Jr.


                                  Chief Executive Officer



                                  __________________________________


                                  David A. Christensen


                                  Chief Financial Officer